SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C.  20549




                                     FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                            AMF BOWLING, INC.
          (Exact name of registrant as specified in its charter)


                  Delaware                               13-3873268
       (State of incorporation or organization)        (IRS Employer
                                                     Identification No.)


            8100 AMF Drive, Richmond, VA                   23111
       (Address of principal executive offices)         (Zip Code)


    If this Form relates to the               If this Form relates to the
    registration of a class of                registration of a class of
    securities pursuant to                    securities pursuant to
    Section 12(b) of the                      Section 12(g) of the
    Exchange Act and is                       Exchange Act and is
    effective pursuant to                     effective pursuant to
    General Instruction A.(c),                General Instruction A.(d),
    please check the following                please check the following
    box:  /X/                                 box:  / /

       Securities Act registration statement file number to which this
       form relates:   333-34099    (if applicable)

       Securities to be registered pursuant to Section 12(b) of the Act:

       Title of each class              Name of each exchange on which
       to be so registered              each class is to be registered

       Common Stock                          New York Stock Exchange



       Securities to be registered pursuant to Section 12(g) of the Act:


                                     None
                               (title of class)





         ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGIS-
                   TERED.

                   A description of the common stock, par value $.01 per share ("Common Stock"), of the Registrant is set forth under the caption "Description of Capital Stock -- Common Stock" in the Registration Statement (the "Registration Statement") on Form S-1 (SEC file number 333-34099), as filed with the Securities and Exchange Commission (the "Commission") on August 21, 1997, as amended by Amendment No. 1 thereto filed with the Commission on October 6, 1997 and by any other amendment to the Registration Statement filed with the Commission prior to such Registration Statement's being declared effective.

         ITEM 2.   EXHIBITS.*

                   1. Registration Statement on Form S-1 (SEC file number 333-34099), as filed with the Securities and Exchange Commission on August 21, 1997, as amended by Amendment No. 1 thereto filed with the Commission on October 6, 1997 and by any other amendment to the Registration Statement filed with the Commission prior to such Registration Statement's being declared effective.

                   4.1 Form of Restated Certificate of Incorporation of the Registrant.

                   4.2  Form of Restated By-Laws of the Registrant.













         _____________________
         * In accordance with the Instructions as to Exhibits of Form 8-A, copies of the exhibits to this registration statement are being filed with The New York Stock Exchange, Inc. but not with the Securities and Exchange Commission.








                                   SIGNATURE


                   Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                          AMF BOWLING, INC.


         Date: October 27, 1997
                                          By:  /s/ Michael P. Bardaro
                                            Name:  Michael P. Bardaro
                                            Title: Vice President











































                                  EXHIBIT LIST*


         Exhibit Number                                             Page

         1. Registration Statement on Form S-1 (SEC file number 333-34099), as filed with the Securities and Exchange Commission on August 21, 1997, as amended by Amendment No. 1 filed with the Securities and Exchange Commission on October 6, 1997 and by any other amendment to the Registration Statement filed with the Commission prior to such Registration Statement's being declared effective..

         4.1   Form of Restated Certificate of Incorporation of
               the Registrant.....................................

         4.2   Form of Restated By-Laws of the Registrant.........


























         _____________________
         * In accordance with the Instructions as to Exhibits of Form 8-A, copies of the exhibits to this registration statement are being filed with The New York Stock Exchange, Inc. but not with the Securities and Exchange Commission.